UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): May 5, 2008

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (416) 226-4348
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Director. On May 5, 2008, at a properly convened meeting of our board members held in Toronto, our board members resolved and duly seconded to remove Xu Bing as a director of Empire Global Corp., (the "Registrant", the "Company").

Also, Mr. Yuan Zhang Zhao and Mr. I. Ching Li, who were appointed as directors on November 7, 2007, advised the board that they did not intend to act as directors and accordingly did not sign the Acceptance of Director forms. On November 7, 2007, Mr. Zhao was also appointed as our Chairman of the Board replacing Mr. Chu, therefore, Mr. Zhao is no longer our Chairman. As a result, the Board accepted the resignation of Mr. Zhao and Mr. Li as directors. Mr. Vic Dominelli was appointed as Chairman of the Board. Mr. Dominelli has been a director since January 6, 2005 and is our longest serving member. His profile was previously reported on form 8-K filed on January 12, 2005.

New Director. Contemporaneously, on May 5, 2008 our board members resolved to appoint Mr. Sam Merchant to serve as a Director, filling the vacancy left by the departure of Xu Bing. The company has agreed to indemnify Mr. Merchant in his capacity as a director.

Mr. Merchant is the Founder and President of the Merchants Financial Group Ltd. based in Atlanta, Georgia. In this capacity he assumes responsibility for managing all operations. He originates and underwrites loans and handles correspondent relationships with participating lenders, real estate investment trusts, publicly traded Institutional Investment banking firms, equity investors, developers and base clients from business, industry, and other professions. In addition, Mr. Merchant develops international correspondence relationships with National and International banks, mutual funds, investment bankers, and other institutions to serve its local and international investors. As a third generation banker, he has been working in banking and real estate industry since the age of 15. His experience includes all aspects of servicing the hospitality, multifamily, and retail industries with Franchise Financing as his specialty.

The Merchants Financial Group, Ltd., established in 1986, is an originator, underwriter, and consulting firm specializing in investment, merchant, and mortgage banking for Real Estate, IT, Biotech and Nanotech. In addition, The Merchants Financial Group, Ltd. specializes in corporate financial investments, and management consulting directly related to commercial real estate and high tech industry investments, joint ventures for hotels and motels, senior care living, child care, energy related facilities and franchises, to include anchored and unanchored shopping center and apartment industries. The Group participates in underwriting United States government guaranteed loans, Wall Street conduit loans, mezzanine loans, equity loans, and rural area business and industry loan portfolios for its secondary market investors. The Group co-underwrites rated and non-rated tax exempt debentures and bonds in the United States and internationally. The Group also specializes in providing services for real estate investments, mergers and acquisition and leverage buyout to provide Debt and Equity Nationally and Internationally.

Mr. Merchant's work experience includes: Founder/President, The Merchants Financial Group, Ltd. (1986-Present); Managing Member, Diversified Capital Investments (2001-Present); Managing Member, Capital and Venture Resources, LLC (2001-Present); Managing Member, Realty Capital Resources, LLC (2001-Present); Member, Fulton Hospitality (1996-2000); Senior Credit Underwriter/Consultant, The Anderson Thomas Financial Group, Ltd. (1986-89); Comptroller/Chief Financial Officer, Unity Mortgage Corporation (1984-1986)

Mr. Merchant's credentials and familiarity with the banking, financing and business valuation will be a significant asset to the planning and development of the Company's business plan.

Mr. Merchant does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Merchant does not have any material interest in any current or future deal.

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ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On May 5, 2008, at a board meeting held in Toronto, our board members resolved and duly seconded to authorize the issuance of 3,000,000 restricted shares with a total value of $200,000 to a private investor. The shares were priced at $0.067 per share or approximately 100% of the average closing bid price of the common shares of Empire Global Corp. over a period of 6 months preceding the subscription date. The funds will be allocated to complete our financial statements and auditing to bring our filing requirements up to date as well as general operating expenses.

Also on May 5, 2008, our board members resolved to issue 2,500,000 restricted shares to independent contractors in exchange for cancellation of debt owed respectively to each contractor. The contractors provided legal and paralegal consulting as well as accounting and tax returns related to:

1) the recently dismissed legal action in the State of Delaware,
2) the recently dismissed legal action in the Province of Ontario,
3) the rescission of the acquisition of 501 Canada Inc. and
4) the recovery of IMM Investments Inc.

The services rendered to the Company covered the period from January 1 through December 2007. The shares were priced at $0.07 per share or 100% of the average closing bid price of the common shares of the Empire Global Corp. over a period of 60 days preceding the date of issue.

The shares issued are exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act. Each of the certificates representing shares of the Company's common stock issued contain restrictive legends preventing the sale, transfer or other disposition of such shares, unless registered under the Securities Act.


ITEM 8.01 OTHER EVENTS.

On May 5, 2008 our board members resolved to cancel the previously announced 36,400,000 shares issued to Xu Bing and his assigns pursuant to an agreement as amended for the acquisition of Excel Empire Limited (the "Excel Agreement"). The board had issued a letter giving 30 days notice in writing of material breaches of the Excel Agreement. Mr. Bing has not responded within the prescribed time.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  MAY 9, 2008.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ VIC DOMINELLI
                                         ------------------------------
                                          VIC DOMINELLI
                                          Chairman